EXECUTION COPY

Exhibit 10.1

PURCHASE AGREEMENT

between

ONYX ACCEPTANCE CORPORATION,

as Seller

and

ONYX ACCEPTANCE FINANCIAL CORPORATION,

as Purchaser

dated as of July 21, 2005

i

PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT (this “Agreement”), dated as of July 21, 2005, is entered into between ONYX ACCEPTANCE CORPORATION, a Delaware corporation, as seller (the “Seller” or “Onyx”) and ONYX ACCEPTANCE FINANCIAL CORPORATION, a Delaware corporation, as purchaser (the “Purchaser”).

WITNESSETH:

WHEREAS, Onyx wishes to sell certain automotive retail installment sales contracts (the “Contracts”) to the Purchaser and the Purchaser desires to purchase such contracts; and

WHEREAS, the Purchaser wishes to further convey such Contracts to the Onyx Acceptance Owner Trust 2005-B (the “Trust”) pursuant to the terms of the Sale and Servicing Agreement dated as of July 21, 2005 (the “Sale and Servicing Agreement”) by and between the Trust, as issuer, the Purchaser, as seller, Onyx, as servicer, and JPMorgan Chase Bank, N.A., as indenture trustee and as trust agent.

NOW THEREFORE, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions.

Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Sale and Servicing Agreement.

Section 1.02 Usage of Terms.

With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all amendments, modifications and supplements thereto or any changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the term “including” means “including without limitation.”

Section 1.03 Section References.

All section references, unless otherwise indicated, shall be to Sections in this Agreement.

ARTICLE II

CONVEYANCE OF CONTRACTS

Section 2.01 Conveyance of Contracts.

(a) Effective upon the Closing Date, on the terms and subject to the conditions set forth in this Agreement, Onyx hereby sells, grants, transfers, conveys and assigns to the Purchaser, without recourse, all of the right, title and interest of Onyx in, to and under:

(i) the Funded Contracts in the Schedule of Contracts;

(ii) all monies received under the Funded Contracts on or after the related Cut-Off Date;

(iii) all Net Liquidation Proceeds and Net Insurance Proceeds with respect to any Financed Vehicle to which a Funded Contract relates received on or after the related Cut-Off Date;

(iv) the Contract Documents and Contract Files relating to the Funded Contracts (except the Contract Documents and Contract Files for Funded Contracts which have been the subject of a Full Prepayment received on or after the related Cut-Off Date but no later than two Business Days prior to the Closing Date, in lieu of which the Seller shall have deposited in or credited to the Collection Account on or prior to the Closing Date an amount equal to such Full Prepayment);

(v) any and all security interests of Onyx in the Financed Vehicles and the rights to receive proceeds from claims on certain insurance policies covering the Financed Vehicles or the individual Obligors under each related Funded Contract; and

(vi) all proceeds in any way delivered with respect to the foregoing, all rights to payments with respect to the foregoing and all rights to enforce the foregoing.

(b) Effective upon each Prefunding Transfer Date, Onyx, for good and valuable consideration, hereby sells, grants, transfers, conveys and assigns to the Purchaser, without recourse, all of the right, title and interest of Onyx in, to and under:

(i) the Prefunded Contracts listed on the Schedule of Contracts for such Contracts;

(ii) all monies received under the Prefunded Contracts on or after the related Prefunding Cut-Off Date;

(iii) all Net Liquidation Proceeds and Net Insurance Proceeds with respect to any Financed Vehicle to which a Prefunded Contract relates received on or after the related Prefunding Cut-Off Date;

(iv) the Contract Documents and the Contract Files relating to the Prefunded Contracts;

(v) any and all security interests of Onyx in the related Financed Vehicles and the rights to receive proceeds from claims on certain insurance policies covering the Financed Vehicles or the individual Obligors under each related Prefunded Contract; and

(vi) all proceeds in any way delivered with respect to the foregoing, all rights to payments with respect to the foregoing and all rights to enforce the foregoing.

The foregoing items of property listed in Sections 2.01(a) and (b), are collectively referred to as the “Property”.

It is the intention of the Seller and the Purchaser that the assignment and transfer herein contemplated constitute (and shall be construed and treated for all purposes as) a true and complete sale of the Property, conveying good title thereto free and clear of any liens and encumbrances, from the Seller to the Purchaser. However, in the event that such conveyance is deemed to be a pledge to secure a loan (in spite of the express intent of the parties hereto that this conveyance constitutes, and shall be construed and treated for all purposes, as a true and complete sale), the Seller hereby grants to the Purchaser, a first priority security interest in all of the Seller’s right, title and interest in the Property whether now existing or hereafter created and all proceeds of the foregoing to secure the loan deemed to be made in connection with such pledge and, in such event, this Agreement shall constitute a security agreement under applicable law.

(c) In consideration of the sale of the Funded Contracts sold to the Purchaser on the Closing Date, the Purchaser shall pay to Onyx on such date an amount equal to $874,287,190.15, representing the estimated fair market value of the Funded Contracts on the Closing Date. Notwithstanding the preceding sentence, if such purchase price for the Funded Contracts exceeds the amount of cash available to the Purchaser from the proceeds of the sale of the Notes, then an undivided interest in such Funded Contracts in an amount equal to such excess shall be deemed to have been contributed to the Purchaser by Onyx.

(d) In consideration of the sale of the Prefunded Contracts sold to the Purchaser on each Prefunding Date, the Purchaser shall pay to Onyx on such date an amount equal to the estimated fair market value of the related Prefunded Contracts on such Prefunding Date. Notwithstanding the preceding sentence, if such purchase price to be paid by the Purchaser for such Prefunded Contracts exceeds the amount of any cash payments paid by the Issuer to the Purchaser on such Prefunding Date for such Prefunded Contracts, then an undivided interest in such Prefunded Contracts in an amount equal to such excess shall be deemed to have been contributed to the Purchaser by Onyx.

(e) It is the intention of Onyx and the Purchaser that the assignment and transfer herein contemplated constitute (and shall be construed and treated for all purposes as) a true and complete sale of the Property, conveying good title thereto free and clear of any liens and encumbrances, from Onyx to the Purchaser. However, in the event that such conveyance is deemed to be a pledge to secure a loan in spite of the express intent of the parties hereto that this conveyance constitutes (and shall be construed and treated for all purposes as) a true and complete sale, Onyx hereby grants to the Purchaser, a first priority perfected security interest in all of Onyx’s right, title and interest in the Property whether now existing or hereafter created and all proceeds of the foregoing to secure the loan deemed to be made in connection with such pledge and, in such event, this Agreement shall constitute a security agreement under applicable law.

(f) As of the Closing Date, the Purchaser acknowledges the conveyance to it of the Property from Onyx, including all right, title and interest of Onyx in and to the Property, receipt of which is hereby acknowledged by the Purchaser.

(g) In connection with the sale of the Contracts pursuant to this Agreement, Onyx shall file, or cause to be filed within ten days after the effective date of this Agreement a UCC-1 financing statement in order to perfect the sale of the Contracts from Onyx to the Purchaser and the security interest in the Contracts granted to the Purchaser hereunder. Onyx shall have caused UCC financing statement amendments to have been filed with the office of Secretary of State of the State of Delaware terminating or amending any effective UCC-1 financing statements with respect to any outstanding security interests in the Contracts.

(h) If any change in the name, identity or corporate structure of Onyx or the relocation state of incorporation of Onyx would make any financing or continuation statement or notice of lien filed under this Agreement or the other Basic Documents misleading within the meaning of applicable provisions of the UCC or any title statute, Onyx, within the time period required by applicable law, shall file such financing statements or amendments as may be required to preserve and protect the interests of the Purchaser, in the Contracts, the related Financed Vehicles and the proceeds thereof.

(i) During the term of this Agreement, Onyx and the Purchaser shall each maintain its chief executive office in one of the states of the United States.

(j) The Purchaser shall pay all reasonable costs and disbursements in connection with the perfection and the maintenance of perfection, as against all third parties, of the Indenture Trustee’s right, title and interest in and to the Contracts and in connection with maintaining the first priority security interest in the Financed Vehicles and the proceeds thereof.

(k) Onyx shall authorize and file such financing statements and cause to be authorized and filed such continuation and other statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Purchaser under this Agreement in the Contracts and other Purchased Assets (other than any Purchased Assets with respect thereto, to the extent that the interest of the Purchaser therein cannot be perfected by the filing of a financing statement). Onyx shall deliver (or cause to be delivered) to the Purchaser file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(l) Onyx shall give the Purchaser at least five days’ prior written notice of any change of location of Onyx for purposes of Section 9-307 of the UCC and shall have taken all action prior to making such change (or shall have made arrangements to take such action substantially simultaneously with such change, if it is not possible to take such action in advance) reasonably necessary or advisable in the opinion of the Purchaser to amend all previously filed financing statements or continuation statements described in paragraph (k) above.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01 Representations and Warranties of Onyx.

Onyx hereby makes the following representations and warranties on which the Purchaser is deemed to have relied in acquiring the Contracts. Such representations and warranties speak as of the Closing Date and each Prefunding Transfer Date.

(a) Onyx is duly organized and validly existing as a corporation organized and existing and in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business and had at all relevant times, and has, power, authority, and legal right to acquire, own and convey the Contracts.

(b) Onyx is duly qualified to do business as a foreign corporation and is in good standing, and shall have obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications.

(c) Onyx has the power and authority to execute and deliver this Agreement and to carry out its terms; Onyx has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Purchaser and has duly authorized such sale and assignment to the Purchaser by all necessary corporate action; and the execution, delivery, and performance of this Agreement has been duly authorized by Onyx by all necessary corporate action.

(d) This Agreement constitutes (i) a valid sale, transfer, and assignment of the Contracts, enforceable against creditors of and purchasers from Onyx, and (ii) a legal, valid, and binding obligation of Onyx enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

(e) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or bylaws of Onyx, or any indenture, agreement, or other instrument to which Onyx is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of the properties of Onyx pursuant to the terms of any such indenture, agreement, or other instrument (other than pursuant to the Basic Documents to which Onyx is a party); nor violate any law or any order, rule, or regulation applicable to Onyx of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over Onyx or its properties.

(f) To Onyx’s best knowledge after due inquiry, there are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over Onyx or its properties: (i)

asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that might materially and adversely affect the performance by Onyx of its obligations under, or the validity or enforceability of, this Agreement or (iv) naming Onyx which might adversely affect the federal income tax attributes of the Notes.

(g) Onyx has obtained or made all necessary consents, approvals, waivers and notifications of creditors, lessors and other nongovernmental persons, in each case, in connection with the execution and delivery of this Agreement, and the consummation of all the transactions herein contemplated.

(h) None of the foregoing representations and warranties shall be construed as, and Onyx is specifically not making, any representations and warranties regarding the collectibility of the Contracts or the future performance of the Contracts.

(i) Onyx has not prepared any financial statement which accounts for the transfer of the Property hereunder to the Purchaser in any manner other than as a sale of the Property by it to the Purchaser, and Onyx has not in any other respect (including, but not limited to, for accounting and tax reporting purposes) accounted for or treated the transfer of the Property hereunder in any manner other than as a sale and absolute assignment to the Purchaser of Onyx’s full right, title and ownership interest in the Property.

(j) Onyx has obtained all necessary licenses and approvals in each jurisdiction where the failure to do so would materially and adversely affect the ability of Onyx to perform its obligations under the Basic Documents or affect the enforceability or collectibility of the Contracts. No approval or authorization by, or filing with, any governmental authority is required in connection with the execution, delivery and performance by Onyx of any Basic Document other than (i) UCC filings, (ii) approvals and authorizations that have previously been obtained and filings that have previously been made or approvals, authorizations or filings which will be made on a timely basis and (iii) approval, authorizations or filings which, if not obtained or made, would not have a material adverse effect on the enforceability or collectibility of the Contracts or would not materially and adversely affect the ability of Onyx to perform its obligations under the Basic Documents.

(k) The Seller hereby makes the following representations and warranties on which the Purchaser may rely; provided such representations and warranties speak as of the execution and delivery of this Purchase Agreement, but shall survive the Grant of the Collateral to the Indenture Trustee pursuant to the Indenture:

(i) This Purchase Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Purchased Assets in favor of the Purchaser, which security interest is prior to all other liens, and is enforceable as such against creditors of and purchasers from the Seller.

(ii) Seller has taken or will take all steps necessary to perfect the Seller’s security interest against the Obligors in the property securing the Contracts.

(iii) The Contracts constitute “tangible chattel paper”, “electronic chattel paper”, “accounts”, “instruments” or “general intangibles” within the meaning of the applicable UCC.

(iv) The Seller owns and has good and marketable title to the Purchased Assets free and clear of any lien, claim or encumbrance of any Person.

(v) The Seller has caused or will have caused, within ten days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted in the Contracts to the Seller hereunder.

(vi) The Seller has not granted a security interest in, or otherwise conveyed any of the Purchased Assets. The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that include a description of collateral covering the Purchased Assets other than any financing statement (i) relating to the security interest granted to the Purchaser hereunder or (ii) that has been terminated. The Seller is not aware of any material judgments or material tax filings against the Seller.

(vii) The Issuer has authorized Onyx, in its capacity as Custodian under the Sale and Servicing Agreement, to maintain possession of all original copies of the Contracts and the Contracts do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee. All financing statements filed or to be filed against the Seller in favor of the Purchaser in connection herewith describing the Contracts contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the secured party.”

The Purchaser hereby acknowledges and agrees that it shall not waive any of the foregoing representations or warranties.

ARTICLE IV

MISCELLANEOUS

Section 4.01 Amendment.

(a) Any term or provision of this Agreement may be amended by the Seller and the Purchaser, with the written consent of the Insurer (so long as the Insurer is the Controlling Party), but without the consent of the Indenture Trustee, any Noteholder, the Issuer or the Owner Trustee; provided that such amendment shall not, as evidenced by an Opinion of Counsel delivered to the Indenture Trustee and the Owner Trustee, materially and adversely affect the interests of any Noteholder, the Indenture Trustee or the Owner Trustee; provided, further, that such amendment shall be deemed not to materially and adversely affect the interests of any Noteholder, and no Opinion of Counsel shall be required, if the Rating Agency Condition is satisfied with respect to such amendment; provided, further, that if the Insurer is not the

Controlling Party, such amendment shall not materially and adversely affect the interests of the Insurer without the prior written consent of the Insurer.

(b) Any term or provision of this Agreement may be amended by the Seller and the Purchaser, with the written consent of the Insurer (so long as the Insurer is the Controlling Party) but without the consent of the Indenture Trustee, any Noteholder, the Issuer, the Owner Trustee or any other Person to add, modify or eliminate any provisions as may be necessary or advisable in order to enable the Seller, the Purchaser or any of their Affiliates to comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle, it being a condition to any such amendment that the Rating Agency Condition shall have been satisfied.

(c) This Agreement may also be amended from time to time by the parties hereto, with the consent of the Controlling Party, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Insurer; provided that no such amendment shall (i) reduce the interest rate or principal amount of any Note or delay any Distribution Date or the Final Scheduled Payment Date of any Note without the consent of the Holder of such Note, (ii) reduce the percentage of the aggregate outstanding principal balance of the Notes, the Holders of which are required to consent to any matter without the consent of the Holders of at least the percentage of the aggregate outstanding principal balance of the Notes which were required to consent to such matter before giving effect to such amendment; provided, further, that if the Insurer is not the Controlling Party, no amendment pursuant to this Section 4.01(c) shall materially and adversely affect the interests of the Insurer without the prior written consent of the Insurer. It will not be necessary for the consent of Noteholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders will be subject to such reasonable requirements as the Indenture Trustee may prescribe, including the establishment of record dates pursuant to the Depository Agreement.

(d) Prior to the execution of any amendment to this Agreement, Onyx shall provide written notification of the substance of such amendment to each Rating Agency; and promptly after the execution of any such amendment or consent, Onyx shall furnish a copy of such amendment or consent to each Rating Agency and the Indenture Trustee.

(e) Prior to the execution of any amendment to this Agreement, the Seller, the Insurer, the Owner Trustee and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which adversely affects the Owner Trustee’s or the Indenture Trustee’s, as applicable, own rights, duties or immunities under this Agreement. Furthermore, notwithstanding anything to the contrary herein, this Agreement may not be amended in any way that would adversely affect the Owner Trustee’s or the Indenture Trustee’s rights, privileges, indemnities, duties or obligations under this Agreement, the Basic Documents or otherwise without the prior written consent of the Owner Trustee or the Indenture Trustee, as applicable.

Section 4.02 Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL, SUBSTANTIVE LAWS OF THE STATE OF NEW YORK INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING TO THE MAXIMUM EXTENT PERMITTED BY LAW ALL OTHER RULES THEREOF RELATING TO CONFLICTS OF LAW AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 4.03 Notices.

All demands, notices and communications under this Agreement shall be in writing, by electronic transmission, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt in the case of

(a) Onyx, at 27051 Towne Centre Drive, Suite 100, Foothill Ranch, California 92610, Attention: President, facsimile (949) 465-3992 and at Capital One Auto Finance, Inc., 1680 Capital One Drive, McLean, Virginia 22102, Attention: Manager of Securitization;

(b) the Purchaser, at 27051 Towne Centre Drive, Suite 200, Foothill Ranch, California 92610, Attention: President, facsimile (949) 465-3530 and at Capital One Auto Finance, Inc., 1680 Capital One Drive, McLean, Virginia 22102, Attention: Manager of Securitization;

or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

Section 4.04 Severability of Provisions.

If one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 4.05 Third Party Beneficiaries.

Except as otherwise specifically provided herein, the parties to this Agreement hereby manifest their intent that no third party, other than the Insurer shall be deemed a third party beneficiary of this Agreement, and specifically that the Obligors are not third party beneficiaries of this Agreement.

Section 4.06 Headings.

The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 4.07 Submission to Jurisdiction; WAIVER OF JURY TRIAL. Each of the parties hereto hereby irrevocably and unconditionally:

(i) submits for itself and its property in any legal action or proceeding relating to this Agreement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 5.03 of this Agreement;

(iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(v) TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OTHER BASIC DOCUMENT, OR ANY MATTER ARISING HEREUNDER OR THEREUNDER.

Section 4.08 Third Party Beneficiaries.

Except as otherwise specifically provided herein, the parties to this Agreement hereby manifest their intent that no third parties other than the Insurer shall be deemed a third party beneficiary of this Agreement, and specifically that the Obligors are not third party beneficiaries of this Agreement.

Section 4.09 Certain Matters Relating to the Insurer.

So long as an Insurer Default shall not have occurred and be continuing, the Insurer shall have the right to exercise all rights, including voting rights, which the Noteholders are entitled to exercise pursuant to this Agreement, without any consent of such Noteholders; provided, however, that without the consent of each Noteholder or Residual Interestholder affected thereby, the Insurer shall not exercise such rights to amend this Agreement in any manner that would (i) reduce the amount of, or delay the timing of, collections of payments on the Contracts or distributions which are required to be made on any Note or Residual Interest Instrument, (ii)

adversely affect in any material respect the interests of the Holders of any Notes or Residual Interest Instruments or (iii) alter the rights of any such Holder to consent to such amendment.

Notwithstanding any provision in this Agreement to the contrary, for so long as an Insurer Default shall have occurred and be continuing, the Insurer shall not have the right to take any action under this Agreement or to control or direct the actions of the Trust, the Seller, the Purchaser, the Indenture Trustee, the Servicer or the Trust Agent pursuant to the terms of this Agreement, nor shall the consent of the Insurer be required with respect to any action (or waiver of a right to take action) to be taken by the Trust, the Seller, the Purchaser, the Indenture Trustee, the Servicer, the Trust Agent or the Holders of the Notes pursuant to the terms of this Agreement.

Section 4.10 Nonpetition Covenant.

(a) Neither the Seller nor the Purchaser shall petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

(b) The Seller shall not, nor cause the Purchaser to, petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Purchaser under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Purchaser or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Purchaser.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Onyx and Finco have caused this Agreement to be duly executed by their duly authorized officers, as of the day and year first above written.

ONYX ACCEPTANCE CORPORATION, as Seller

By:		/s/ VINCENT M. SCARDINA
	Name:	Vincent M. Scardina
	Title:	Treasurer

ONYX ACCEPTANCE FINANCIAL CORPORATION, as Purchaser

By:		/s/ ALBERT A. CIAFRE
	Name:	Albert A. Ciafre
	Title:	Assistant Vice President

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